PURCHASE OPTION AGREEMENT

This Purchase Option Agreement (the "Agreement"), dated as of October 5, 2004, between Advantage Capital Development Corp., a Nevada corporation (the "Seller"), and Alpha Capital Aktiengesellschaft ("Purchaser").

WHEREAS, the Seller is a publicly traded company with a class of shares registered pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended ("1934 Act") and may issue its $0.001 par value Common Stock without registration under the Securities Act of 1933 ("1933 Act"); and

WHEREAS, Seller is desirous of selling to Purchaser Common Stock having an aggregate purchase price of up to $3,000,000 (the "Shares"); and

WHEREAS, Purchaser desires to purchase or assign the right to purchase the Shares from the Seller and the Seller desires to sell the Shares to the Purchaser on the terms set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I
PURCHASE AND SALE

The Closings

(A) The Closings. Subject to the terms and conditions set forth in this Agreement, from time to time the Seller shall sell to the Purchasers and the Purchasers shall purchase from the Seller the Shares at the per Share price of seventy percent (70%) of the average of the five lowest closing bid prices of the Common stock as reported by Bloomberg L.P. for the OTC Bulletin Board for the twenty (20) trading days prior to a Closing Date ("Share Price") for the aggregate purchase price of up to Three Million Dollars ($3,000,000) ("Purchase Price"). Pursuant to instructions hereby given by Seller, the Purchase Price shall be made by wire transfer from the Grushko & Mittman, IOLA Trust Account to the account designated on Schedule A hereto. The closings of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Grushko & Mittman, P.C., from time to time as described below, but not later than September 20, 2005. The date of each Closing is hereinafter referred to as a "Closing Date."

(B) Seller Deliveries. On or before October 5, 2004, Seller will deliver to Grushko & Mittman, P.C. as Escrow Agent pursuant to an Escrow Agreement entered into by Seller, Purchaser and Escrow Agent, not less than eight (8) Common Stock certificates each representing 500,000 Shares registered in the name of the Purchaser ("Escrow Shares"). Seller will make additional deposits of identical stock certificates at last election price, at the earlier of when notice of elections exceed $500,000 or 75% of shares in escrow have been utilized in order to effectuate the sale of Shares having the aggregate Purchase Price of $3,000,000. The Escrow Shares will not contain any restrictive legend and will be issuable to Purchaser and freely transferable by Purchaser pursuant to Regulation E of the 1933 Act. The Escrow Shares will not be deemed owned by Purchaser except to the extent of the Escrow Shares that are released from escrow to Purchaser pursuant to the Escrow Agreement. Until such release the Purchaser will not have rights as a shareholder of Seller vis-à-vis the Escrow Shares.

(C) Purchaser Deliveries. Purchaser and Seller shall mutually agree, from time to time, until September 20, 2005, that Purchaser may elect to purchase Shares and Seller may elect to sell shares ("Election"). The Election will be made by delivery to the Escrow Agent of one or more completed Notices of

Election (in the form annexed hereto as Exhibit B) and within three (3) business days thereafter the portion of the Purchase Price designated in the Notice of Election. Elections must be made in multiples of 500,000 Shares. The date a Notice of Election is given is an Election Date.

(D) Escrow Agent Releases. Within three (3) business days after receipt by the Escrow Agent of a completed Notice of Election and of the portion of the Purchase Price designated in the Notice of Election, the Escrow Agent will release such portion of the Purchase Price to the Seller and the designated amount of Shares to the Purchaser. The Escrow Agent is not required to verify the accuracy of the Share Price and will not be responsible for any errors made in reliance on the information contained in the Notice of Election. Any Shares held in escrow on September 21, 2005 for which a Notice of Election has not been received will be returned to Seller.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Purchaser as of the date of this Agreement and each Closing Date:

(A) Authorization; Enforcement. The Seller has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. Each of the documents contemplated by this Agreement has been duly executed by the Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(B) Unencumbered Ownership. Seller is conveying to Purchaser all of its rights, title and interests to the Shares, free and clear of all liens, mortgages, pledges, security interests, restrictions, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Shares shall vest in Purchaser free of all lions, encumbrances and such other charges.

(C) Unrestricted Transferability. The offer and sale of the Shares is free from the registration requirements under the Securities Act of 1933. The Shares are free trading and after conveyance to Purchasers will be freely transferable without any restrictions on transfer and will not contain any restrictive legends. The Seller will not place on stop transfer order on the transfer book of the Seller in relation to the Shares.

(D) Exemptions. Seller represents that pursuant to Section 54(A) of the Investment Company Act of 1940, Seller has filed an election to be subject to Sections 55 through 65 of the Investment Company Act of 1940; is a Business Development Company as that term is employed in the Investment Company Act of 1940; and is permitted to issue the Shares without registration, which Shares are thereafter freely transferable with registration or transfer restriction pursuant to Regulation E under the 1933 Act ("Regulation E").

(E) Litigation; Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any of his properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) does or could adversely affect or challenge the legality, validity or enforceability of any of this Agreement, the Shares or the Escrow Agreement, or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a material adverse effect to Seller or its ability to comply with his obligations hereunder, or which could make any of Seller's representations hereunder untrue.

(F) No Default or Violation. The Seller is not (i) in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Seller), nor has the Seller received notice of a claim that it is in default under or that it is in violation of any indenture, loan or credit agreement or any other agreement or instrument to which Seller is a party or by which Seller or any of Seller's properties are bound, (ii) in violation of any judgment or order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a material adverse effect to Seller or its ability to comply with his obligations hereunder, or which could make any of Seller's representations hereunder untrue.

(G) Prior Sales. The Purchase Price together with the proceeds from all other sales of securities by the Seller pursuant to Regulation E will not aggregate more than $5,000,000 for the period ending September 20, 2005.

2.2 Representations and Warranties of the Purchaser. Purchaser represents and warrants to the Seller as follows:

(A) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the documents and otherwise to carry out its obligations thereunder. The purchase by the Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(B) Purchase of Shares. On each Closing Date, Purchaser or designated assignee will acquire its portion of the Shares in accordance with delivered Notices of Election.

ARTICLE III
LEGAL OPINION

3.1 Legal Opinion. Within five (5) days after the date of this Agreement and if requested by the Purchaser as a condition for a Closing, on or before each Closing Date, the Seller will deliver an opinion of its counsel that (i) the Company is a Business Development Company permitted to rely on the issuer exemption under Regulation E, (ii) the offer, sale and transfer of the Shares are exempt from registration under the 1933 Act, (iii) the Shares may be delivered to Purchaser without any restrictive legend, and (iv) upon receipt of the Shares by Purchaser, Purchaser may immediately transfer the Shares without any transfer restrictions.

ARTICLE IV
MAXIMUM EXERCISE

4.1 Maximum Exercise. Anything to the contrary herein notwithstanding, the Purchaser shall not be entitled to execute a Notice of Election on any date in connection with that number of Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates on such Election Date, and (ii) the number of shares of Common Stock issuable pursuant to the Notice of Election with respect to which the determination of this limitation is being made on an Election Date, which would result in beneficial ownership by the Purchaser and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Purchaser shall not be limited to aggregate exercises which would result in the issuance of more than 4.99% of Seller's outstanding Common Stock. The restriction

described in this paragraph may be revoked upon sixty one (61) days prior notice from the Purchaser to the Seller.

ARTICLE V
MISCELLANEOUS

5.1 Entire Agreement; Amendments. The Agreement and the Escrow Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Seller, to: Advantage Capital Development Corp., 2999 N.E. 191st Street, Penthouse 2, Aventura, FL 33180, Attn: Jeffrey Sternberg, CEO, telecopier: (305) 692-1762, with a copy by telecopier only to: Gregg Jaclin, Esq., Anslow & Jaclin, LLP, 195 route 9, Suite 204, Manalapan, NJ 07726 telecopier number: (732) 577-1188, (ii) if to the Purchaser, to: Alpha Capital Aktiengesellschaft, Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein, telecopier: 011-42-32323196, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

5.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Purchaser may assign its rights hereunder. Such assignment will be effective only if: (i) notice of assignment is given to the Seller and Escrow Agent, (ii) such assignees agree to be bound by the terms of this Agreement and the Escrow Agreement, and (iii) signed copies of this Agreement and Escrow Agreement are delivered to Seller and Escrow Agent.

5.5 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

5.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the

internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the local, state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.9 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.10 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Seller under the documents contemplated by this Agreement. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Option Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SELLER:

ADVANTAGE CAPITAL DEVELOPMENT CORP.

By: *[signature]*

Print Name *Jeffrey Sternberg*

Title *President and CEO*

PURCHASER:

ALPHA CAPITAL AKTIENGESELLSCHAFT

By:______________________________

Print Name__________________________

Title______________________________

SCHEDULE A

Wire Instructions for delivery of the Purchase Price to or on behalf of Seller: